Sub-Item 77Q1(e)
Copies of New or Amended Registrant Investment Advisory Contracts
Janus Adviser Aggressive Growth Fund
Janus Adviser International Fund
Janus Adviser Mid Cap Value Fund
333-33978, 811-09885

Amendment to Janus Adviser Series Investment Advisory Agreement - Janus Adviser Aggressive Growth Fund is incorporated herein by reference to Exhibit 4(z) to Post-Effective Amendment No. 14 to Janus Adviser Series' registration statement on Form N-1A, filed on May 30, 2003, accession number 0000950134-03-008756 (File No. 333-33978).

Form of Amendment to Janus Adviser Series Investment Advisory Agreement - Janus Adviser International Fund is incorporated herein by reference to Exhibit 4(aa) to Post-Effective Amendment No. 14 to Janus Adviser Series' registration statement on Form N-1A, filed on May 30, 2003, accession number 0000950134-03-008756 (File No. 333-33978). Since the filing thereof, the
Amendment was signed by Kelley Abbott Howes and Bonnie Howe.

Form of Sub-Advisory Agreement for Janus Adviser Mid Cap Value Fund is incorporated herein by reference to Exhibit 4(y) to Post-Effective Amendment No. 14 to Janus Adviser Series' registration statement on Form N-1A, filed on May 30, 2003, accession number 0000950134-03-008756 (File No. 333-33978). Since the filing thereof, the Agreement was dated May 1, 2003 and signed by Thomas A. Early, Gregory E. Wolf and Kelley Abbott Howes.